Execution Version

Exhibit 10.48

CONVERTIBLE NOTE DUE DECEMBER 31, 2016

US $50,000,000.00	Houston, Texas
March 11, 2015

1.The Note.

1.1Principal and Interest Payments.  For value received, CAMAC Energy Inc., a Delaware corporation with a business address at 1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056 (the “Company”), hereby promises to pay to the order of Allied Energy Plc (formerly, Allied Energy Resources Nigeria Limited), a company incorporated in the Federal Republic of Nigeria with a business address at Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos, Nigeria, or its registered assigns (the “Holder”), the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), or such lesser principal amount as may be deemed advanced pursuant to Section 1.2 below, with interest on the unpaid principal balance at the rate per annum equal to the sum of (i) five percent (5.0%) plus (ii) the LIBOR Rate from this date until paid (the “Applicable Rate”), with such interest being payable in lawful money of the United States of America on each January 15, April 15, July 15 and October 15 (the “Interest Payment Date”) commencing July 15, 2015, until December 31, 2016, or such earlier date as may be provided under this Note, at which time all unpaid principal and all accrued and unpaid interest thereon will be due and payable.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company will pay interest on this Note (except defaulted interest) to the Holder at the close of business on the Interest Payment Date; provided, however, that if the Interest Payment Date is not a Business Day, then the Company shall make such interest payment on the first Business Day preceding the Interest Payment Date.  Certain capitalized terms used herein are defined in Section 24 below.

1.2Advances of Principal.  The principal of this Note shall be advanced in multiple tranches: (i) the first tranche, of $20 million in principal amount, shall be advanced upon the execution of this Note and (ii) the remaining $30 million in principal amount shall be advanced upon the Company’s presentation of a written Borrowing request to the Holder in increments of $5 million, up to $30 million.

1.3Warrants.  The Holder shall be issued warrants to purchase shares of Common Stock in an amount equal initially to the $20 million first tranche times twenty percent divided by the closing market price of the Common Stock on the NYSE MKT on the date of execution of this Note, being $0.41 per share, with a strike price equal to such closing market price.  Each subsequent draw shall entitle the Holder to receive additional warrants to purchase shares of Common Stock in an amount equal to the amount of the draw times twenty percent divided by the closing market price of the Common Stock on the NYSE MKT on the date of such draw, with a strike price equal to such closing market price.  The warrants shall be in the form attached hereto as Exhibit A.

2.Conversion.

2.1Conversion.  Upon the occurrence and continuation of an Event of Default, at the sole option of the Holder, all or any portion of the principal amount of and/or any accrued and unpaid interest on this Note then outstanding (such amount being converted, the “Convertible Amount”) may be converted in accordance with the terms of this Note into a number of Conversion Shares equal to the quotient of (x) the Convertible Amount divided by (y) the Conversion Price, rounded down to the nearest whole share.  No fractional shares shall be issued upon conversion of the Convertible Amount.  In lieu of fractional shares, the Holder shall be entitled to receive cash equal to an amount derived by multiplying (x) the value per share of Common Stock equal to the volume weighted average of the closing sale prices on the NYSE MKT for a share of Common Stock for the five complete trading days immediately preceding the Conversion Date (as defined below) by (y) the fraction of a share of Common Stock that the Holder would, but for the preceding sentence, otherwise be entitled to receive.

2.2Mechanics and Effects of Conversion.  The Holder may exercise its conversion right hereunder by written notice to the Company, which written notice must specify (i) the Convertible Amount and (ii) the date of conversion, which shall be not fewer than 10 Business Days following the date of such notice (the “Conversion Date”).  On the Conversion Date, the Company will issue to the Holder the number of Conversion Shares issuable upon such conversion.  Upon conversion of this Note in full or in part pursuant to this Section 3, the Holder of this Note shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent for the Company.  The Holder must also execute and deliver any investment letters or ancillary agreements as are reasonably required by the Company at such time required to effect the conversion of this Note in accordance with its terms and all applicable laws.  Upon conversion of this Note in part, the Company will issue to the Holder a replacement Note for the outstanding principal amount as of the Conversion Date minus the portion of the Convertible Amount representing principal and otherwise having the same terms and conditions as this Note.  Upon conversion of this Note in full, the Company will be forever released from all of its obligations and liabilities under this Note, except for any obligations or liabilities that pursuant to the terms of this Note survive the termination hereof.

2.3Adjustment for Stock Splits.  If the Company shall at any time while this Note is outstanding effect a split of its Common Stock, then the Conversion Price in effect immediately before such a split shall be proportionately decreased.  If the Company shall at any time while this Note is outstanding effect a reverse split of its Common Stock, then the Conversion Price in effect immediately before the reverse split shall be proportionately increased.  Any adjustment under this Section 3.3 shall become effective at the close of business on the date the split or reverse split becomes effective.  Any change to the Conversion Price pursuant to this Section 3.3 shall be determined in good faith by the board of directors (the “Board”) of the Company.

2.4Adjustment for Certain Dividends.  In the event that at any time while this Note is outstanding the Company shall make or issue a dividend payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance by multiplying the Conversion Price then in effect by a fraction:

(a)the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance; and

(b)the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend;

provided, however, that no such adjustment shall be made if the Holder simultaneously with the payment of such dividend receives a distribution of shares of Common Stock in an amount equal to the number of Conversion Shares it would have received had all of the outstanding principal of, and then accrued and unpaid interest on, this Note been converted into Conversion Shares immediately prior to the date of such event.

2.5Adjustment for Merger or Reorganization.   If there shall occur any reorganization, recapitalization, consolidation, amalgamation or merger involving the Company in which the shares of Common Stock are converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 3.4), then, following any such reorganization, recapitalization, consolidation, amalgamation or merger, this Note shall be, at the option of the Holder, convertible into the kind and amount of securities, cash or other property which the Holder would have received if all of this Note had been converted into Conversion Shares immediately prior to the date of such event; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Note set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Note (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Convertible Amount.

2.6No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, amalgamation, merger, dissolution, issuance or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue Common Stock upon exercise of the Holder’s rights under this Section 3 and (ii) use its reasonable effort to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Note.

2.7Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Company, at its expense, will promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the calculations upon which such adjustment or readjustment is based.  The Holder may provide the Company with written notice of any manifest error in such certificate (or the calculations therein) within five Business Days following receipt thereof and any such error shall be promptly corrected, the adjustment or readjustment recalculated and a new certificate of adjustment or readjustment, showing in detail the relevant calculations, shall be provided to the Holder.  The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) the Conversion Price then in effect and (ii) the number of Conversion Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of this Note (including accrued and unpaid interest thereon).

2.8Reservation of Conversion Shares.  The Company will at all times reserve and keep available out of its authorized Capital Stock, solely for the purposes of issuance upon the conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all of the principal amount and accrued and unpaid interest on this Note.  The Company covenants that all Conversion Shares which shall be so issued shall be duly and validly issued and fully paid and nonasessable and free from all taxes, liens and charges with respect to the issuance thereof.  The Company will take all such action as may be necessary to assure that all Conversion Shares may be so issued without violation of any applicable law or regulation, subject to and assuming the truth and accuracy of the representations and warranties of the Holder referred to in Section 20 hereof.

2.9Rights Prior to Conversion.  Prior to the conversion, as set forth in this Section 3, and the issuance and delivery of a certificate or certificates (if any) evidencing the shares of Common Stock or shares of other Capital Stock acquired pursuant to the conversion, the Holder shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to, any shares of Common Stock or shares of other Capital Stock of the Company solely by reason of this Note.

2.10Notice of Corporate Action.  If at any time, (i) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling such holders to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its Indebtedness, any shares of Capital Stock of any class or any other securities or property, or to receive any other right or (ii) there is any reorganization, recapitalization, consolidation, amalgamation or merger of the Company, then, in each case, the Company shall give to the Holder, as applicable, (A) at least 15 Business Days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right and (B) if any such reorganization, recapitalization, consolidation, amalgamation or merger, at least 15 Business Days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause shall also specify, as applicable, (C) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of shares of Common Stock shall be entitled to any such dividend, distribution or right and the amount and character thereof and (D) the date on which any such reorganization, recapitalization, consolidation, amalgamation or merger is to take place and the time, if any such time is to be fixed, as of which holders of Capital Stock of the Company shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, recapitalization, consolidation, amalgamation or merger.

3.Prepayment.

3.1Optional Prepayments.  The Company may, upon at least three Business Days’ prior written notice to the Holder stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of this Note, in whole or in part, without premium or penalty, together with accrued interest through the date of such prepayment on the principal amount prepaid.  Upon the giving of such notice of prepayment, the principal amount of this Note specified to be prepaid, together with the accrued and unpaid interest through the date of such payment, shall become due and payable on the date specified for such prepayment.

3.2Mandatory Prepayments.  Unless the Holder shall otherwise agree, if any Indebtedness shall be incurred by the Company or its Subsidiaries or if any Capital Stock shall be issued by the Company or its Subsidiaries to any Person (other than to an officer, director, employee or consultant of the Company pursuant to any stock option or other equity incentive compensation plan), then on the date of such incurrence or issuance, this Note will be prepaid by applying the Net Cash Proceeds of such incurrence or issuance to the outstanding principal amount of this Note together with accrued interest through the date of such prepayment, to the extent not required to be applied to the Existing Senior Indebtedness pursuant to the terms thereof.

4.Representations, Warranties and Covenants.  The Company represents and warrants to the Holder, and as applicable, covenants for the benefit of the Holder that:

4.1Organizational Matters.  The Company has the full and requisite power and authority to enter into and perform its obligations under this Note.  The Company (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its properties and carry on its business and (iii) is qualified to do business and in good standing in all jurisdictions where it conducts operations.

4.2Authorization, Execution and Delivery.  This Note has been duly authorized, executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3Non-Contravention.  The execution, delivery and performance by the Company of this Note will not (i) violate or contravene its organizational documents, any law, rule or regulation or any order, writ, injunction or decree of any court, governmental authority or arbitrator, (ii) conflict with or result in a breach of any agreement, contractual obligation or undertaking to which the Company or any of its Subsidiaries is a party or by which it is bound or (iii) result in the creation or imposition of or obligation to grant any lien upon any properties of the Company or any of its Subsidiaries.

4.4Required Approvals and Consents.  No authorization, approval or consent of, and no filing or registration with, any court or governmental authority is or will be necessary for the execution, delivery or performance by the Company of this Note or for the validity or enforceability hereof or thereof.

4.5Restrictive Agreements.  Except as set forth in the Existing Senior Indebtedness, there are no agreements or other arrangements of the Company and its Subsidiaries that limit or restrict the ability of the Company to perform its obligations under this Note including without limitation the payment of the obligations hereunder (whether interest or principal and whether in the form of scheduled payments, optional prepayments or mandatory prepayments).  The Company agrees that, except for the Existing Senior Indebtedness, it will not, and it will not permit its Subsidiaries to, enter into any agreements or other arrangements that would expressly limit or restrict the ability of the Company to perform its obligations under this Note including without limitation the payment of the Company’s obligations hereunder (whether interest or principal and whether in the form of scheduled payments or mandatory prepayments).

5.Events of Default.

5.1Events of Default.  Each of the following constitutes an “Event of Default”:

(a)default for 30 days in the payment when due of interest on this Note (whether or not prohibited by Section 2 of this Note);

(b)default in payment when due of principal on this Note, either at maturity, by acceleration or otherwise (whether or not prohibited by Section 2 of this Note);

(c)any representation or warranty made by the Company herein in connection with this Note shall prove to have been inaccurate in any material respect on or as of the date made;

(d)the failure by the Company to perform or observe, in any material respect, any covenant, term or agreement set forth in this Note (other than those expressly set forth in another clause of this Section 6.1) and such failure shall continue unremedied for a period of 10 Business Days following the earlier of (i) notice of such failure by the Holder or (ii) actual knowledge of such failure by the Company;

(e)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee exists as of the date of this Note, or is created after the date of this Note, after which default the holders of such Indebtedness accelerate the maturity of such Indebtedness having an outstanding principal amount of at least $25 million, if such acceleration is not cured and the acceleration rescinded within 30 days after such acceleration or failure to pay;

(f)failure by the Company or any of its Subsidiaries to pay final non-appealable judgments (to the extent not covered by insurance, or for insured loss as to which the insurer has not denied coverage in writing) aggregating in excess of $25 million that are not stayed within 60 days after their entry;

(g)a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force, undischarged and unstayed for a period of 60 days;

(h)the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall be generally unable to pay its debts as they become due.

5.2Acceleration.  If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (e) or (f) of Section 6.1 relating to the Company), unless the principal of this Note shall have already become due and payable, the Holder, by notice in writing to the Company (an “Acceleration Notice”), maydeclare all principal and accrued interest on this Note to be due and payable immediately; provided, however, that (x) such acceleration shall be automatically rescinded and annulled without further action required on the part of the Holder in the event that any default specified in the Acceleration Notice shall have been cured, waived or otherwise remedied and (y) at any time before the entry of a judgment or decree for the payment of money due under this Note, the Holder may waive all defaults and annul the consequences thereof if certain conditions are satisfied, including that all Events of Default (other than the non-payment of the principal of this Note which became due by acceleration) shall have been cured, waived or otherwise remedied.  If an Event of Default specified in clause (e) or (f) of Section 6.1 above relating to the Company occurs, all principal and accrued interest shall be immediately due and payable on this Note without any declaration or other act on the part of the Holder.  Prior to the declaration of acceleration of the maturity of this Note, the Holder may waive any default, except where such waiver would conflict with any judgment or decree of a court of competent jurisdiction.

5.3Waiver of Past Defaults.  The Holder may waive in writing an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of this Note.  Upon any such waiver in writing, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

5.4Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Note, the right of the Holder to receive payment of principal and interest on this Note, on or after the respective due dates expressed in this Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

6.Taxes.  Any and all payments by or on account of any obligation of the Company hereunder or under any document executed in connection herewith shall be made free and clear of and without deduction for any taxes; provided, however, that if the Company shall be required to deduct any taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7) the Holder receives an amount equal to the sum it would have received had no such deductions been made, (b) the Company shall make such deductions and (c) the Company shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law and, thereafter, promptly provide the Holder with a copy of any receipt received from the relevant governmental authority or other proof of payment with respect to such taxes paid.

7.Default Interest.  Upon the delivery of an Acceleration Notice, the entire principal balance of this Note, together with all interest theretofore accrued thereon, shall thereafter bear interest at a per annum rate equal to the Applicable Rate plus two percent (2.0%).  No delay or omission on the part of the Holder hereof in exercising any right under this Note shall operate as a waiver of such right.  For the avoidance of doubt, the adjustment of the interest rate pursuant to this Section 8 shall occur immediately upon delivery of an Acceleration Notice to the Company, and not, for the avoidance of doubt, upon the effectiveness thereof pursuant to Section 6.2.

8.Replacement Notes.  If any mutilated Note is surrendered to the Company or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and authenticate a replacement Note.  If reasonably required by the Company, the Holder shall enter into an indemnity agreement that is in the reasonable judgment of the Company sufficient to protect the Company from any loss which it may suffer if a Note is replaced.  Every replacement Note issued pursuant to this Section 9 in lieu of any destroyed, lost or stolen Note shall constitute an additional obligation of the Company.

9.Notices.  Any notices or certificate required in this Note or permitted to be given shall be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by facsimile or by registered or certified mail, postage prepaid, at the following addresses (or to the attention of such other Person or such other address as the Holder or the Company may provide to the other by notice in accordance with this Section 10) and any such notice shall be deemed to have been given and received on the day it is personally delivered or delivered by courier or overnight delivery service or sent by facsimile or, if mailed, when actually received:

If to the Company, to:	CAMAC Energy Inc.
1330 Post Oak Blvd., Suite 2250
Houston, Texas 77056
Attention: Chief Financial Officer
Facsimile: (713) 797-2990

If to the Holder, to:	Allied Energy Plc
c/o CAMAC International Corporation
1330 Post Oak Blvd., Suite 2200
Houston, Texas 77056
Attention: Kamoru Lawal
Facsimile: (713) 965-0008

10.Amendment; Waivers; No Additional Consideration.  Except as otherwise provided in this Note, no provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder.  No waiver of any Default or Event of Default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent Default or Event of Default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

11.Interpretation.  When a reference is made in this Note to a Section, such reference shall be to a Section of this Note unless otherwise indicated.  Whenever the words “include,” “includes,” or “including” are used in this Note, they shall be deemed to be followed by the words “without limitation.”

12.Severability.  Every provision of this Note is intended to be severable.  In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and in full force and effect.

13.Waiver.  The Company hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees, without in any way affecting the liability of the Company hereunder, that the Holder may extend any maturity date or the time for payment of any amount due hereunder.

14.Attorneys’ Fees; Costs of Collection.  If this Note is not paid when due or if any Event of Default occurs, the Company promises to pay all documented costs of enforcement and collection, including but not limited to the Holder’s documented attorneys’ fees, whether or not legal proceedings were commenced.

15.Interest Rate Limitation.  It is the intent of the Company and the Holder in the execution of this Note and in all transactions related hereto to comply with the Usury Laws.  In the event that, for any reason, it should be determined that the Usury Laws apply to this Note, the Holder and the Company stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the Usury Laws.  In such event, if the Holder shall collect money or other property which is deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the Usury Laws, all such sums or property deemed to constitute interest in excess of such maximum rate shall, at the option of the Holder, be refunded to the Company or credited to the payment of the principal sum due hereunder.

16.No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligations or their creation.  The Holder by accepting this Note waives and releases all such liability.  This waiver and release are part of the consideration for the issuance of this Note.

17.Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of Texas regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

18.Dispute Resolution.

18.1Mandatory Arbitration. All disputes among the parties arising out of or relating to this Note will be resolved by mandatory, binding arbitration in accordance with this Section 19.

18.2 Friendly Negotiations.  Before any arbitration is commenced pursuant to this Section 19, the parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

18.3Submission of Matters to Arbitration. If no mutually acceptable settlement of the dispute is made within 60 days from the commencement of the settlement negotiation or if the party refuses to engage in any settlement negotiation, any party may submit the dispute for arbitration.

18.4Rules for Arbitration.  Any arbitration commenced pursuant to this Section 19 will be conducted in Houston, Texas, under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules except as expressly modified herein.  The arbitration and appointing authority will be the American Arbitration Association (“AAA”).  The arbitration will be conducted by a panel of three arbitrators, one chosen by the Company, one chosen by the Holder and the third chosen by agreement of the two selected arbitrators; failing agreement within 30 days prior to commencement of the arbitration proceeding, the AAA will appoint the third arbitrator.  The proceedings will be confidential and conducted in English.  The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties.  The arbitral tribunal will determine how the parties will bear the costs of the arbitration in accordance with Texas law.  During the pendency of any arbitration or other proceeding relating to a dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Note, except with regard to the matters under dispute (other than any provision of Section 2).

18.5Interim Relief.  Nothing in this Section 19 shall prevent either party from applying to a court of competent jurisdiction for interim measures or other similar relief. The parties agree that seeking and obtaining such interim measures or similar relief shall not waive the right to arbitration, including the right to apply to the arbitrators for such interim measures or similar relief.  To the maximum extent permitted by applicable laws, the parties hereby authorize and empower the arbitrator to grant interim measures, including injunctions, attachments and conservation orders, and all other remedies permitted by this Note (which, for the avoidance of doubt, may be part of the final arbitral decision or award), in appropriate circumstances; these interim measures and other remedies may be immediately enforced by court order.

19.Securities Laws Matters.  The Holder incorporates, makes, adopts, ratifies and confirms all of the representations and warranties of Allied Energy Plc set forth in Section 4.17 of the Transfer Agreement as to (a) this Note, (b) the Conversion Shares and (c) any other shares of Capital Stock or other securities of the Company that may be received by the Holder hereunder, in each case, as if such representations and warranties were set forth herein in their entirety, mutatis mutandis.

20.Successors and Assigns; Assignments.

20.1Successors. This Note shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Holder.

20.2Assignment and Acceptance. The Holder (as “Assignor”) may, in accordance with applicable law and upon written notice to the Company, at any time and from time to time assign to any Person (an “Assignee”) all or any part of its rights and obligations under this Note pursuant to an assignment and acceptance agreement in a form reasonably satisfactory to the Company (an “Assignment and Acceptance”), duly executed by the Assignor and such Assignee and delivered to the Company for its acceptance and recording in the Register (as defined below).  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (a) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Holder hereunder, and (b) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Note.  In the event that, as a result of a partial assignment of this Note, more than one Person is a Holder of this Note, then any reference to the term “Holder” in this Note with respect to any waiver, consent, amendment or other matter requiring the approval of the Holder shall mean one or more Persons holding in the aggregate a Note or Notes representing greater than 50% of the total principal amount outstanding at such time.

20.3Register.  The Company shall, on behalf of the Holder, maintain at its principal office a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the prompt recordation of the name and address of any Holder and the principal amount owing to such Holder from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Company and the Holder shall treat each Person whose name is recorded in the Register as the owner of a Note.  Any assignment of all or any part of a Holder’s rights and obligations under this Note, whether or not evidenced by a new Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each additional Note, if any, shall expressly so provide).  Any assignment or transfer of all or any part of a Holder’s rights and obligations under this Note shall be registered in the Register only upon surrender for registration of assignment of this Note, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Note shall be returned to the Company marked “canceled.”  No service charge shall be made to the Holder for any registration of an assignment (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.  The Register shall be available for inspection by the Company or the Holder at any reasonable time and from time to time upon reasonable prior notice.

21.Headings.  The headings of the Sections of this Note are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Note.

22.Governing Language.  This Note shall be governed and interpreted in accordance with the English language.

23.Registration Rights.  The Holder shall have certain registration rights with respect to the Conversion Shares and Warrant Shares issued or issuable hereunder.  The registration rights will be defined in a registration rights agreement, substantially in the form of the registration rights agreement between the Holder and the Maker dated February 21, 2014.

24.NYSE MKT Matters.  In no event shall the number of shares of Common Stock  issued or issuable as Conversion Shares or Warrant Shares hereunder exceed an aggregate of 19.99% of the number of shares of Common Stock outstanding on the date hereof.  The number of shares of Common Stock outstanding on the date hereof is 1,263,289,143, and the number that is 19.99% of such number is 252,531,500.  In the event that the number of shares of Common Stock issued or issuable as Conversion Shares or Warrant Shares would exceed 252,531,500, the number of shares issued or issuable to the Holder will be limited to 252,531,500, subject in each case to any adjustments provided for herein.  The Company will submit application for the listing of the Conversion Shares and Warrant Shares in accordance with applicable NYSE MKT rules.

25.Certain Definitions.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale-leaseback transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the discounted present value of the rental obligations of any Person under any lease of any property that would at such time be so required to be capitalized on the balance sheet of such Person in accordance with U.S. GAAP.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company dated May 3, 2007, in effect and as amended from time to time.

“Common Stock” means the Common Stock of the Company, as described in the Company’s Certificate of Incorporation.

“Conversion Price” means the volume weighted average of the closing sale prices on the NYSE MKT for a share of Common Stock for the five complete trading days immediately preceding the Conversion Date.

“Conversion Share” means a share of Common Stock issuable upon conversion of this Note.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Existing Senior Indebtedness” means (i) that certain Promissory Note dated June 6, 2011 (as the same may be amended, restated or amended and restated hereafter from time to time), by the Company and CAMAC Petroleum Limited, a wholly owned subsidiary of the Company (“CPL”), in favor of Allied Energy Plc, (ii) Indebtedness under the Term Loan Agreement dated September 30, 2104 between CPL and Zenith Bank Plc, and (iii) any Indebtedness incurred in the refinancing thereof.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate floor agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (ii) any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the oil and gas business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

“Indebtedness” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred price of property or services required to be accrued on the balance sheet of such Person, (iv) all Capital Lease Obligations of such Person, (v) all Indebtedness of others secured by a lien or other encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others guaranteed by such Person, (vii) all obligations of such Person to reimburse the issuer of any letter of credit, (viii) Attributable Debt of such Person, and (ix) Hedging Obligations.

“LIBOR Rate” means, for any date, a rate per annum equal to the one month London interbank offered rate for deposits in U.S. dollars rounded upwards if necessary to the nearest one one-hundredth (1/100th) of one percent as in effect on such date (or if such date is not a Business Day, as in effect on the immediately preceding Business Day) appearing on the display designated as Reuters Screen LIBOR01 Page, or such other page as may replace LIBOR01 on that service (or such other service as may be nominated as the information vendor by the British Bankers’ Association for the purpose of displaying British Bankers’ Association interest settlement rates for U.S. dollar deposits as the composite offered rate for London interbank deposits).  If the aforementioned sources of the LIBOR Rate are no longer available, then the term “LIBOR Rate” shall mean the one month London interbank offered rate for deposits in U.S. dollars rounded upwards if necessary to the nearest one one-hundredths (1/100th) of one percent as shown on the appropriate Bloomberg Financial Markets Services Screen or any successor index on such service under the heading “USD.”

“Net Cash Proceeds” means in connection with any issuance or sale of Capital Stock or debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance, sale or incurrence net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Note” means this Convertible Note dated March 11, 2015, by the Company in favor of the Holder.

“Person” means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental authority.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation S-X is in effect on the date hereof.

“Subsidiary” means, with respect to a Person, any other Person if such first Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in the second Person that is sufficient to enable such first Person to elect at least a majority of the members of the second Person’s board of directors or other governing body or (b) at least 50% of the outstanding equity interests of the second Person.

“Transfer Agreement” means the Transfer Agreement dated November 19, 2013, by and among the Company, CAMAC Petroleum Limited, CAMAC Energy Holdings Limited, CAMAC International (Nigeria) Limited and Allied Energy PLC.

“U.S. GAAP” means generally accepted accounting principles of the United States.

“Usury Laws” means, collectively, the usury laws of the State of Texas (or the usury laws of any other state that might be determined by a court of competent jurisdiction to be applicable notwithstanding such choice of law).

“Warrant Share” means a share of Common Stock issuable upon exercise of the warrants referred to in Section 1.3 hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the year and date first above written.

CAMAC ENERGY INC.

By	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Senior Vice President and Chief
Financial Officer

ALLIED ENERGY PLC

By	/s/ Kamoru Lawal
Name:	Kamoru Lawal
Title:	Director

Signature Page to Convertible Note

Exhibit A

Exhibit A

2

Exhibit A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS.

COMMON STOCK PURCHASE WARRANT

Warrant No. A-[●]	Number of Shares: [●] shares
Common Stock

CAMAC ENERGY INC.

Effective as of March 11, 2015

Void after March 11, 2020

1. Issuance. This Common Stock Purchase Warrant (the “Warrant”) is issued to Allied Energy Plc, a company incorporated in the Republic of Nigeria, by CAMAC Energy Inc., a Delaware corporation (hereinafter with its successors called the “Company”).

2. Purchase Price; Number of Shares. The registered holder of this Warrant (the “Holder”), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $[●] (the “Purchase Price”), up to a maximum of [●] fully paid and nonassessable shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3. Payment of Purchase Price. The Purchase Price may be paid in cash or by check.

4. Cashless Exercise Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the cashless exercise election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X=	Y (A-B)
A

where:	X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Common Stock covered by this Warrant in respect of which the cashless exercise election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Common Stock as determined at the time the cashless exercise election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the cashless exercise election is made pursuant to this Section 4.

3

Exhibit A

“Fair Market Value” of a share of Common Stock as of the date that the cashless exercise election is made (the “Determination Date”) shall mean:

(a) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending two trading days prior to the Determination Date;

(b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending two trading days prior to the Determination Date; and

(c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

7. Expiration Date; Automatic Exercise. This Warrant shall expire (the “Expiration Date”) at the close of business on September 26, 2019.

8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. [Reserved.]

11. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the cashless exercise election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

4

Exhibit A

12. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

(d) Except as set forth in the Company’s filings with the U.S. Securities and Exchange Commission, there are no outstanding (i) options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or (ii) contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or (iii) options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of any of the Company or any of its subsidiaries as a result of this Warrant or the exercise thereof.

15. Amendment. The terms and provisions of this Warrant may be amended, modified or waived only by a written instrument duly executed by the Company and the Holder.

16. Representations and Covenants of the Holder. This Common Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a) Investment Purpose. The right to acquire Common Stock contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

5

Exhibit A

(b) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and/or is not a “US Person” within the meaning of Regulation S promulgated under the Act.

(c) Private Issue. The Holder understands (i) that the Common Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the grounds that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 16.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment. The Holder has not relied upon any representations, warranties or agreements by the Company or any of its affiliates, other than those expressly set forth in this Common Stock Purchase Warrant. The Holder acknowledges that an investment in the Company is speculative and involves a high degree of risk. The Holder is able to bear the economic risk of holding its investment for an indefinite period of time and can afford to suffer a complete loss of its investment. The Holder is not relying on the Company or any of its representatives for legal, investment, tax or other advice.

(e) Stockholder Rights. Unless otherwise specified herein or in another agreement between the Company and Holder, until exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

17. Notices, Transfers, Etc.

(a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b) Subject to compliance with Section 18 below and the applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

18. Transfer of Shares.

(a) “Restricted Shares” means (a) this Warrant, (b) the shares of Common Stock issued or issuable upon exercise of this Warrant, and (c) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the 1933 Act, Section 4(1) of the 1933 Act or Rule 144 under the 1933 Act or (y) at such time as they become eligible for sale under Rule 144 under the 1933 Act.

(b) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company if requested by the Company or its transfer agent, to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act.

6

Exhibit A

(c) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by the Holder to an Affiliated Party (as such term is defined below) of the Holder, (ii) a transfer by the Holder which is a partnership to a partner of such partnership; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 19 to the same extent as if it were the original Holder hereunder, or (iii) a transfer made in accordance with Rule 144 under the 1933 Act. For purposes of this Agreement “Affiliated Party” shall mean, with respect to Holder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with Holder, including, without limitation, any general partner, officer, manager or director of Holder and any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company as, Holder.

(d) Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144 under the 1933 Act.

(e) The Holder shall have certain registration rights with respect to the Common Stock issued or issuable hereunder.  The registration rights will be defined in a registration rights agreement, substantially in the form of the registration rights agreement between the Holder and the Maker dated February 21, 2014.

19. No Impairment. The Company will not, without the prior written consent of the Holder by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

20. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

21. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

22. Business Days. If the last or appointed day for the taking of any action required of the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

CAMAC ENERGY INC.	ALLIED ENERGY PLC

By:	By:

Name:	Name:

Title:	Title:

7

NOTICE OF EXERCISE

To:CAMAC ENERGY INC.

(1)The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 4, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 4.

(3)Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________________________ whose address is

_____________________________________________________________________________________________.

_____________________________________________________________________________________________

	Dated:	,
Holder’s Signature:
Holder’s Address:

Signature Guaranteed:  _________________________________________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.